FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Emily Deissler
Sard Verbinnen & Co
212-687-8080
VECTOR GROUP REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

MIAMI, FL, October 30, 2013 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the three and nine months ended September 30, 2013.

Third quarter 2013 revenues were $271.5 million, compared to revenues of $272.8 million in the third quarter of 2012. The decline in revenues in 2013 was primarily due to decreased unit sales of approximately 3.6% in the 2013 period compared to the 2012 period, which was partially offset by higher pricing. The Company recorded an operating loss of $37.3 million in the third quarter of 2013, compared to operating income of $43.2 million in the third quarter of 2012. Net loss for the 2013 third quarter was $36.9 million, or $(0.40) per diluted common share, compared to net income of $17.9 million, or $0.20 per diluted common share, in the 2012 third quarter. Adjusted EBITDA (as described below and in Table 2 attached hereto) was $50.1 million for the 2013 third quarter as compared to $46.6 million for the 2012 third quarter. The increase in Adjusted EBITDA for the three months ended September 30, 2013 as compared to the three months ended September 30, 2012 was primarily attributable to higher margins in the tobacco segment.
The results for the three months ended September 30, 2013 included pre-tax litigation settlement and judgment expenses of $87.9 million, of which $86.2 million related to a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida, and non-cash interest expense related to the amortization of discount on the Company's convertible debt of $9.6 million, which were partially offset by a pre-tax gain of $2.8 million from changes in the fair value of derivatives embedded within convertible debt and $6.0 million of pre-tax income related to the settlement of a long-standing dispute related to the Master Settlement Agreement (the "MSA Dispute Settlement"). Adjusting for these items, third quarter 2013 Adjusted Operating Income was $46.6 million and third quarter 2013 Adjusted Net Income was $18.0 million or $0.19 per diluted share. The results for the three months ended September 30, 2012 included the acceleration of interest expense of $7.1 million related to the conversion of the Company's convertible debt, non-cash interest expense related to the amortization of discount on the Company's convertible debt of $4.8 million and pre-tax income related to changes in the fair value of derivatives embedded within convertible debt of $6.0 million. Adjusting for these items, third quarter 2012 Adjusted Operating Income was $43.2 million and third quarter 2012 Adjusted Net Income was $20.9 million or $0.23 per diluted share. The calculations of Adjusted Net Income and Adjusted Operating Income are described below and included in Tables 3 and 4 attached hereto.
For the nine months ended September 30, 2013, revenues were $761.0 million, compared to $807.0 million for the first nine months of 2012. The decline in revenues in 2013 was primarily due to decreased unit sales of approximately 9.5% in the 2013 nine-month period compared to the 2012 period, which was partially offset by higher pricing. The Company recorded operating income of $50.1 million for the 2013 nine-month period, compared to operating income of $117.6 million for the 2012 nine-month period. Net loss for the 2013 nine-month period was $25.1 million, or $(0.27) per diluted common share, compared to net income of $14.1 million, or $0.16 per diluted common share, for the 2012 period. Adjusted EBITDA (as described below and in Table 2 attached hereto) was $136.9 million for the nine months ended September 30, 2013 as compared to $127.9 million for the first nine months of 2012. The increase in Adjusted EBITDA for the nine months ended September 30, 2013 as compared to the nine months ended September 30, 2012 was primarily attributable to higher margins in the tobacco segment.
The results for the nine months ended September 30, 2013 included the pre-tax litigation settlement and judgment expense described above of $87.9 million, a pre-tax loss of $21.5 million related to the extinguishment of the Company's 11% Senior Secured Notes due 2015 and non-cash interest expense related to the amortization of discount on the Company's convertible debt of $25.4 million, which was partially offset by pre-tax gains of $8.3 million from changes in the fair value of derivatives embedded within convertible debt and $12.9 million of pre-tax income related to the MSA Dispute Settlement. Adjusting for these items, Adjusted Operating Income for the nine months ended September 30, 2013 was $127.0 million and Adjusted Net Income for the nine months ended September 30, 2013 was $45.4 million or $0.48 per diluted share. The results for the nine months ended September 30, 2012 included pre-tax losses related changes in the fair value of derivatives embedded within convertible debt of $21.0 million, the acceleration of interest expense of $15.0 million related to the conversion of the Company's convertible debt and non-cash interest expense related to the amortization of discount on the Company's convertible debt of $12.2 million. Adjusting for these items, Adjusted Operating Income for the nine months ended September 30, 2012 was $117.6 million and Adjusted Net Income for the nine months ended September 30, 2012 was $43.3 million or $0.48 per diluted share.
For the three and nine months ended September 30, 2013, the Company's tobacco business had revenues of $271.5 million and $761.0 million, respectively, compared to $272.8 million and $807.0 million for the three and nine months ended September 30, 2012, respectively. Operating loss was $33.0 million for the third quarter of 2013 and operating income was $62.5 million for the first nine months of 2013, compared to operating income of $48.1 million and $130.2 million, respectively, for the three and nine months ended September 30, 2012. The results for the three and nine months ended September 30, 2013 included pre-tax income of $4.0 million and $11.0 million related to the MSA Dispute Settlement, which were offset by pre-tax litigation settlement and judgment expense described above of $87.9 million. Adjusting for these items, Tobacco Adjusted Operating Income for the three and nine months ended September 30, 2013 was $50.9 million and $139.4 million, respectively, a 6% and 7% respective increase over Tobacco Adjusted Operating Income for the three and nine months ended September 30, 2012 of $48.1 million and $130.2 million. The calculation of Tobacco Adjusted Operating Income is described below and included in Table 5 attached hereto.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusted Operating Income are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusted Operating Income are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusted Operating Income provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusted Operating Income as measures to review and assess operating performance of the Company's business and management and investors should review both the overall performance (GAAP net income) and the operating performance (Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusted Operating Income) of the Company's business. While management considers Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusted Operating Income to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusted Operating Income are susceptible to varying calculations and the Company's measurement of Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusted Operating Income may not be comparable to those of other companies. Attached hereto as Tables 2, 3, 4 and 5 is information relating to the Company's Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Tobacco Adjusting Operating Income for the three and nine months ended September 30, 2013, and 2012.

Conference Call to Discuss Third Quarter 2013 Results
As previously announced, the Company will host a conference call and webcast on Thursday, October 31, 2013 at 10:00 A.M. (ET) to discuss third quarter 2013 results. Investors can access the call by dialing 800-859-8150 and entering 79344999 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on October 31, 2013 through November 15, 2013. To access the replay, dial 877-656-8905 and enter 79344999 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]
# # #

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues*	$271,516	$272,783	$761,038	$806,983

Expenses:
Cost of goods sold*	194,991	203,749	548,377	615,682
Operating, selling, administrative and general expenses	25,897	25,841	74,697	73,734
Litigation settlement and judgment expense	87,913	—	87,913	—
Operating (loss) income	(37,285)	43,193	50,051	117,567

Other income (expenses):
Interest expense	(33,583)	(25,906)	(99,045)	(78,667)
Loss on extinguishment of debt	—	—	(21,458)	—
Change in fair value of derivatives embedded within convertible debt	2,800	6,040	8,299	(21,020)
Acceleration of interest expense related to debt conversion	—	(7,072)	—	(14,960)
Equity income from non-consolidated real estate businesses	9,489	12,874	16,774	20,969
Equity (loss) income on long-term investments	(53)	124	770	(1,205)
(Loss) gain on sale of investment securities available for sale	(99)	1,640	5,110	1,640
Other, net	2,871	341	5,151	856

(Loss) income before provision for income taxes	(55,860)	31,234	(34,348)	25,180
Income tax (benefit) expense	(18,969)	13,302	(9,287)	11,043

Net (loss) income	(36,891)	17,932	(25,061)	14,137

Less: Net (loss) income attributed to non-controlling interest	—	—	—	—

Net (loss) income attributed to Vector Group Ltd.	$(36,891)	$17,932	$(25,061)	$14,137

Per basic common share:

Net (loss) income applicable to common shares attributed to Vector Group Ltd.	$(0.40)	$0.20	$(0.27)	$0.16

Per diluted common share:

Net (loss) income applicable to common shares attributed to Vector Group Ltd.	$(0.40)	$0.20	$(0.27)	$0.16

Cash distributions and dividends declared per share	$0.38	$0.36	$1.14	$1.09

* Revenues and Cost of goods sold include excise taxes of $121,787, $126,389, $343,294 and $379,281, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Dollars in Thousands)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net (loss) income attributed to Vector Group Ltd.	$(36,891)	$17,932	$(25,061)	$14,137
Interest expense	33,583	25,906	99,045	78,667
Income tax (benefit) expense	(18,969)	13,302	(9,287)	11,043
Depreciation and amortization	2,772	2,638	8,005	7,948
EBITDA	$(19,505)	$59,778	$72,702	$111,795
Change in fair value of derivatives embedded within convertible debt (a)	(2,800)	(6,040)	(8,299)	21,020
Equity loss (gain) on long-term investments (b)	53	(124)	(770)	1,205
Loss (gain) on sale of investment securities available for sale	99	(1,640)	(5,110)	(1,640)
Equity income from non-consolidated real estate businesses (c)	(9,489)	(12,874)	(16,774)	(20,969)
Loss on extinguishment of debt	—	—	21,458	—
Acceleration of interest expense related to debt conversion	—	7,072	—	14,960
Stock-based compensation expense (d)	678	816	1,933	2,434
Litigation settlement and judgment expense (e)	87,913	—	87,913	—
Impact of MSA Settlement (f)	(4,016)	—	(10,963)	—
Other, net	(2,871)	(341)	(5,151)	(856)
Adjusted EBITDA	$50,062	$46,647	$136,939	$127,949

a.	Represents income or losses realized as a result of changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents income or losses recognized on long-term investments that the Company accounts for under the equity method.

c.	Represents equity income realized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents expenses primarily associated with a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida.

f.	Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Dollars in Thousands, Except Per Share Amounts)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net (loss) income attributed to Vector Group Ltd.	$(36,891)	$17,932	$(25,061)	$14,137

Acceleration of interest expense related to debt conversion	—	7,072	—	14,960
Change in fair value of derivatives embedded within convertible debt	(2,800)	(6,040)	(8,299)	21,020
Non-cash amortization of debt discount on convertible debt	9,620	4,779	25,432	12,220
Loss on extinguishment of 11% Senior Secured Notes due 2015	—	—	21,458	—
Litigation settlement and judgment expense (a)	87,913	—	87,913	—
Impact of MSA Settlement (b)	(4,016)	—	(10,963)	—
Interest income from MSA Settlement (c)	(1,971)	—	(1,971)	—
Total adjustments	88,746	5,811	113,570	48,200

Tax expense related to adjustments	(33,845)	(2,839)	(43,146)	(19,025)

Adjusted net income attributed to Vector Group Ltd.	$18,010	$20,904	$45,363	$43,312

Per diluted common share:

Adjusted net income applicable to common shares attributed to Vector Group Ltd.	$0.19	$0.23	$0.48	$0.48

a.	Represents expenses primarily associated with a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Represents interest income from the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Dollars in Thousands)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Operating (loss) income	$(37,285)	$43,193	$50,051	$117,567

Litigation settlement and judgment expense (a)	87,913	—	87,913	—
Impact of MSA Settlement (b)	(4,016)	—	(10,963)	—
Total adjustments	83,897	—	76,950	—

Adjusted Operating Income	$46,612	$43,193	$127,001	$117,567

a.	Represents expenses primarily associated with a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
(Dollars in Thousands)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Operating (loss) income from tobacco business	$(32,974)	$48,139	$62,480	$130,244

Litigation settlement and judgment expense (a)	87,913	—	87,913	—
Impact of MSA Settlement (b)	(4,016)	—	(10,963)	—
Total adjustments	83,897	—	76,950	—

Tobacco Adjusted Operating Income	$50,923	$48,139	$139,430	$130,244

a.	Represents expenses primarily associated with a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.